EXHIBIT 99.1

                         TEXACO REPORTS RESULTS
                         ----------------------
                  FOR THE FOURTH QUARTER AND YEAR 1994
                  ------------------------------------

FOR IMMEDIATE RELEASE:  MONDAY, JANUARY 23, 1995.
- ------------------------------------------------
     WHITE PLAINS, N.Y., Jan. 23 - Texaco announced today that consolidated worldwide net income from continuing operations for the fourth quarter of 1994 was $381 million, or $1.42 per share, as compared with $349 million, or $1.25 per share, for the fourth quarter of 1993. Net income from continuing operations for the year 1994 was $979 million, or $3.43 per share, as compared with $1,259 million, or $4.47 per share, for the year 1993.

                                               Fourth Quarter              Year
                                               --------------        ----------------
Texaco Inc. (Millions):                        1994      1993        1994        1993
______________________________________________________________________________________
Net income from continuing operations before
  special items                               $ 288     $ 284       $ 915      $1,132
Net special charges                              (9)        -        (125)        (83)
Tax benefits on asset sales                     102        65         189         210
                                              -----     -----       -----      ------
Net income from continuing operations           381       349         979       1,259

Discontinued chemical operations:
  (Loss) from operations                          -         -           -         (17)
  Gain (loss) on disposal of business            18       (10)        (69)       (174)
                                              -----     -----       -----      ------
Net income                                    $ 399     $ 339       $ 910      $1,068
_______________________________________________________________________________________

     In commenting on 1994's results Alfred C. DeCrane, Jr., Texaco's Chairman of the Board and Chief Executive Officer stated, "Fourth quarter earnings reflect some early results of the company's focused programs to emphasize core activities and business growth opportunities together with the sales of non-core assets, the reduction of overhead and the delayering of the organization. The increases in crude oil and natural gas production, particularly in the North Sea, combined with overall higher crude oil prices and particularly strong sales and margins in Latin America made strong contributions to our enhanced performance. However, these benefits were partially offset by depressed downstream margins in the U.S., Europe and the Far East, and lower U.S. natural gas prices."

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
                                 -  2  -

     Net income from continuing operations for the fourth quarter of 1994 of $381 million included a special charge of $9 million related to property damage from a fire at the Panama refinery.
     Net income from continuing operations for the full year 1994 of $979 million also included a special gain of $23 million from the sale of an interest in a downstream joint venture in Sweden, as well as special charges of $20 million related to property damage from a fire at the Pembroke, Wales, refinery and $119 million relating to staff reductions and write-downs of certain assets being offered for sale as part of the company's business plan for worldwide growth. Net income from continuing operations for the year
1993 of $1,259 million included special charges of $235 million related to staff reductions, write-downs of assets and provisions for financial reserves, partly offset by $152 million of net deferred tax benefits principally arising from tax law and rate changes in the United Kingdom.
     Results from continuing operations also included tax benefits of $102 million for the fourth quarter and $189 million for the full year 1994, realizable through the sales of interests in a subsidiary. Similar tax benefits for the year 1993 were $210 million. These benefits are realizable due to taxable gains on completed and announced sales of non-core assets, including the sale of discontinued chemical operations.
     A net loss of $69 million, which included a fourth quarter benefit of $18 million for a change in tax estimates, was reflected in 1994 for discontinued operations relating to the sale of substantially all of Texaco's worldwide chemical business. Comparatively, a net loss of $174 million on this disposal was recorded in 1993 reflecting the initial projected effects of these sales. The first phase of the chemical sales has been completed, while negotiations for the sale of the lubricant additives business are continuing.
     Capital and exploratory expenditures for continuing operations, including equity in such expenditures of affiliates, were $2,741 million for the year 1994, as compared to $2,892 million for the prior year. Expenditures for the fourth quarter of 1994 amounted to $953 million versus $1,005 million for the same quarter in 1993.

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                                 -  3  -


ANALYSIS OF FUNCTIONAL NET INCOME

OPERATING EARNINGS FROM CONTINUING OPERATIONS
PETROLEUM AND NATURAL GAS
     UNITED STATES

                                               Fourth Quarter              Year
                                               --------------        ----------------
Exploration & Production (Millions):          1994      1993        1994        1993
______________________________________________________________________________________

Operating earnings from continuing
  operations before special items             $ 115     $ 114       $ 438      $ 548
Special charges                                   -         -         (24)       (38)
                                              -----     -----       -----      -----
Total operating earnings                      $ 115     $ 114       $ 414      $ 510
______________________________________________________________________________________

     Comparative fourth quarter results reflect the impact of crude oil prices that averaged $2.09 per barrel higher than the 1993 levels. This improvement was offset by the downward slide in natural gas prices which were $.54 per MCF, or 23 percent lower than the same quarter in 1993. The fourth quarter and year benefitted from lower operating and overhead expenses, partly offset by higher exploratory expenses in the fourth quarter. Results for the year 1994 declined from year 1993 due to the combined impact of lower prices for natural gas, as well as generally lower crude oil prices prevailing during the first half of the year.
     Fourth quarter results include a net gain of $8 million resulting from various asset sales less certain asset write-downs.
     The company's results in 1994 benefitted from its exploration and development program that has successfully added production which is largely offsetting the impact of normal production declines from maturing fields.

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
                                 -  4  -

     Special charges for 1994 provide for the estimated cost of employee separations. Special charges in 1993 included a deferred tax charge of $32 million due to the U.S. tax rate increase, coupled with charges relating to staff reductions.

                                               Fourth Quarter              Year
                                               --------------        ----------------
Manufacturing & Marketing (Millions):          1994      1993        1994        1993
______________________________________________________________________________________
Operating earnings from continuing
  operations before special items             $  72     $ 100       $ 281      $ 306
Special charges                                   -         -         (24)       (91)
                                              -----     -----       -----      -----
Total operating earnings                      $  72     $ 100       $ 257      $ 215
______________________________________________________________________________________

     Earnings for both the fourth quarter and year 1994 reflect the impact of lower product margins particularly in the fourth quarter. For the year, margins were especially soft on the East and Gulf coasts. These adverse factors more than offset the fourth quarter benefits from improved refinery performance. Also, results for the year benefitted from increased sales of Texaco-branded gasolines.
     Special charges for 1994 relate to the adjustment to fair market value of certain facilities offered for sale and the estimated cost of employee separations. Special charges for 1993 included charges for staff reductions, environmental reserves and the U.S. tax rate increase.

     INTERNATIONAL

                                               Fourth Quarter              Year
                                               --------------        ----------------
Exploration & Production (Millions):          1994      1993        1994        1993
______________________________________________________________________________________
Operating earnings from continuing
  operations before special items             $ 107     $  36       $ 269      $ 212
Net special (charges) credits                     -         -         (16)       110
                                              -----     -----       -----      -----
Total operating earnings                      $ 107     $  36       $ 253      $ 322
______________________________________________________________________________________

     Results for the fourth quarter and year 1994 reflect increased production of both crude oil and natural gas particularly in the North Sea, Australia, Indonesia and the Partitioned Neutral Zone between Kuwait and Saudi Arabia. Lower crude oil prices prevailing earlier in the year partly offset the benefits of increased production throughout 1994. For the fourth quarter, earnings also reflected higher crude oil prices as well as a $10 million gain on the sale of an interest in a field in the U.K. North Sea.
     The year 1994 included non-cash charges of $15 million, as compared to $8 million of 1993 benefits, relating to the currency exchange impacts of the Pound Sterling on deferred income taxes.


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
                                 -  5  -
     Special charges for 1994 related to the adjustment to fair market value of certain facilities being offered for sale and the estimated cost of employee separations. Special charges for the year 1993 included a third quarter benefit of $169 million related to changes in the U.K. Petroleum Revenue Tax associated with the taxability of certain items, as well as a tax rate reduction. Also, included in 1993 were special charges related to staff reductions and the write-down of the carrying value of certain assets, principally in the North Sea, brought about by changes in the Petroleum Revenue Tax laws.

                                               Fourth Quarter              Year
                                               --------------        ----------------
Manufacturing & Marketing (Millions):          1994      1993        1994        1993
______________________________________________________________________________________
Operating earnings from continuing
  operations before special items             $ 108     $ 120       $ 375      $ 464
Net special charges                               -         -         (15)       (30)
                                              -----     -----       -----      -----
Total operating earnings                      $ 108     $ 120       $ 360      $ 434
______________________________________________________________________________________

     The fourth quarter and year 1994 results reflect lower product margins in Europe and in the Caltex operating areas, as well as lower earnings resulting from downtime caused by the Pembroke and Panama fires. Also, unfavorable currency exchange effects occurring earlier in 1994 in the Caltex operating areas impacted earnings for the year. These impacts were partially offset by higher margins and product volumes in Latin America.
     Results included inventory valuation benefits for the Caltex operating areas of $20 million for the fourth quarter and $16 million for the year 1994, which resulted primarily from higher crude oil prices in the latter part of 1994. In 1993, market values of inventories were lower than their carrying values which resulted in charges of $36 million and $51 million for the fourth quarter and the year, respectively.
     The year 1994 included non-cash charges of $16 million, as compared to $4 million in 1993 benefits, relating to the currency exchange impacts of the Pound Sterling on deferred income taxes.
     The year 1994 included special charges related to the estimated cost of employee separations, and the adjustment to fair market value of certain properties being offered for sale, partly offset by a special gain of $23 million related to the sale of an interest in a downstream joint venture in Sweden. The year 1993 included special charges related to staff reductions and write-downs of the carrying values of certain assets.

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
                                 -  6  -

NONPETROLEUM

                                               Fourth Quarter              Year
                                               --------------        ----------------
(Millions):                                    1994      1993        1994        1993
______________________________________________________________________________________
Results from continuing operations
  before special items                        $  10     $  (1)      $  (3)      $  (9)
Special charges                                  (9)        -         (29)         (4)
                                              -----     -----       -----       -----
Total operating earnings                      $   1     $  (1)      $ (32)      $ (13)
______________________________________________________________________________________

     Fourth quarter 1994 earnings included increased gasification licensing revenues. Results for 1994 included special charges of $29 million by an insurance subsidiary related to property damage from the fires occurring at the Pembroke, Wales, refinery in the third quarter and the Panama refinery in the fourth quarter.

CORPORATE/NONOPERATING RESULTS FROM CONTINUING OPERATIONS

                                               Fourth Quarter              Year
                                               --------------        ----------------
(Millions):                                    1994      1993        1994        1993
______________________________________________________________________________________
Results from continuing operations
  before special items                        $(124)    $ (85)      $(445)     $(389)
Net special charges                               -         -         (17)       (30)
Tax benefits on asset sales                     102        65         189        210
                                              -----     -----       -----      -----
Total corporate/nonoperating                  $ (22)    $ (20)      $(273)     $(209)
______________________________________________________________________________________

     Results for the fourth quarter and year 1994 were principally impacted by the effect of reduced capitalization of interest expense due to project completions, lower gains on sales of securities, and unfavorable U.S. tax effects on interest expense. Partially offsetting these impacts was lower corporate overhead for 1994, flowing from the company's continuing expense reduction efforts.
     Special charges for 1994 and 1993 were principally related to staff reductions.
     Results for the fourth quarter and year 1994 included $102 million and $189 million, respectively, of tax benefits realizable through sales of interests in a subsidiary. Similar benefits of $65 million and $210 million were recognized for the 1993 fourth quarter and year, respectively.

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
                                 -  7  -


CAPITAL AND EXPLORATORY EXPENDITURES

     International upstream expenditures of $795 million for 1994 were somewhat reduced from the prior year reflecting successful project completions in the U.K. North Sea which have increased production of liquids and natural gas. These decreases were partially offset by increased expenditures, principally in the fourth quarter, on new projects in the North Sea and offshore Nigeria, as well as ongoing development in China and Australia. In the United States, expenditures for the year were $790 million, essentially unchanged from the prior year, as a result of strong drilling activity during the first half of 1994 with particular emphasis on developmental gas projects.
     Worldwide downstream expenditures of $1,116 million in 1994 also declined as compared to 1993 due to project completions. Lower expenditures for refinery upgrade projects in the United States were partially offset by higher international expenditures for the full year. Texaco's affiliate, Caltex, reflected higher investments for refinery construction and upgrade projects earlier this year, as well as higher marketing expenditures. Ongoing refinery upgrading construction in Panama which began late in 1993, was largely offset by lower marketing expenditures for service station construction and rehabilitation in the U.K., principally during the fourth quarter.


                                  - xxx -


NOTE TO EDITORS:     Tables for the fourth quarter and year are attached.

CONTACTS:      David Dickson            914-253-4128
               J. Michael Trevino       914-253-4175
               Jim Reisler              914-253-4389
               Cynthia Michener         914-253-4743

                                 -  8  -

                                               Fourth Quarter              Year
                                               --------------        ----------------
                                               1994      1993        1994        1993
                                               ----      ----        ----        ----

FUNCTIONAL NET INCOME ($000,000)
Operating Earnings (Losses) from
 Continuing Operations  (a)
 Petroleum and natural gas
   Exploration and production
    United States                             $ 115     $ 114       $  414     $  510
    International                               107        36          253        322
                                              -----     -----       ------     ------
     Total                                      222       150          667        832
                                              -----     -----       ------     ------
   Manufacturing, marketing and
   distribution
    United States                                72       100          257        215
    International                               108       120          360        434
                                              -----     -----       ------     ------
     Total                                      180       220          617        649
                                              -----     -----       ------     ------

     Total petroleum and natural gas            402       370        1,284      1,481

 Nonpetroleum                                     1        (1)         (32)       (13)
                                              -----     -----       ------     ------
     Total operating earnings                   403       369        1,252      1,468

Corporate/Nonoperating (a)                      (22)      (20)        (273)      (209)
                                              -----     -----       ------     ------

Net Income from continuing operations           381       349          979      1,259

Discontinued chemical operations
 (Loss) from operations                           -         -            -        (17)
 Gain (loss) on disposal of business             18       (10)         (69)      (174)
                                              -----     -----       ------     ------
     Total net income                         $ 399     $ 339       $  910     $1,068
                                              =====     =====       ======     ======

Per common share (dollars):
Net income (loss):
    Continuing operations                     $1.42     $1.25       $ 3.43     $ 4.47
    Discontinued operations                     .07      (.04)        (.26)      (.73)
                                              -----     -----       ------     ------
      Total net income                        $1.49     $1.21       $ 3.17     $ 3.74
                                              =====     =====       ======     ======

Average number of common shares
 outstanding (000,000)                        257.7     259.1       258.8      258.9





(a)  Results include special items

                                 -  9  -

                                               Fourth Quarter              Year
                                               --------------        ----------------
                                               1994      1993        1994        1993
                                               ----      ----        ----        ----

OTHER FINANCIAL DATA ($000,000)
Revenues from continuing operations           $ 8,959   $ 8,575     $33,353    $34,071

Total assets as of December 31                                  (b) $25,600    $26,626

Stockholders' equity as of December 31                          (b) $ 9,750    $10,279

Total debt as of December 31                                    (b) $ 6,500    $ 6,826

Capital and exploratory expenditures
  Texaco Inc. and subsidiary companies
    Exploration and production
       United States                          $   191   $   280     $   789    $   796
       International                              269       165         645        755
                                              -------   -------     -------    -------
         Total                                    460       445       1,434      1,551
                                              -------   -------     -------    -------

    Manufacturing, marketing and
     distribution
       United States                              105       115         271        347
       International                              111       158         292        291
                                              -------   -------     -------    -------
         Total                                    216       273         563        638
                                              -------   -------     -------    -------

    Other                                          17        17          37         43
                                              -------   -------     -------    -------
         Total Texaco Inc. and
           subsidiaries                           693       735       2,034      2,232
                                              -------   -------     -------    -------

  Equity in affiliates
       United States                               61        46         157        157
       International                              199       224         550        503
                                              -------   -------     -------    -------
         Total equity in affiliates               260       270         707        660
                                              -------   -------     -------    -------
            Total continuing
             operations                           953     1,005       2,741      2,892

  Discontinued chemical operations                  1        30          22         84
                                              -------   -------     -------    -------
            Total                             $   954   $ 1,035     $ 2,763    $ 2,976
                                              =======   =======     =======    =======

Dividends paid to common
  stockholders                                $   208   $   207     $   830    $   828

Dividends per common share (dollars)          $   .80   $   .80     $  3.20    $  3.20

Dividend requirements for preferred
  stockholders                                $    15   $    24     $    91    $   101


(b) Preliminary

                                 -  10  -

                                               Fourth Quarter              Year
                                               --------------        ----------------
                                               1994      1993        1994        1993
                                               ____      ____        ____        ____

OPERATING DATA - INCLUDING INTERESTS
  IN AFFILIATES
   Net production of crude oil and
     natural gas liquids (000 BPD)
       United States                            404       417         407        423
       Other Western Hemisphere                  20        18          20         20
       Europe                                   135        94         120         81
       Other Eastern Hemisphere                 241       217         236        204
                                              -----     -----       -----      -----
         Total                                  800       746         783        728

   Net production of natural gas -
     available for sale (000 MCFPD)
       United States                          1,680     1,726       1,716      1,729
       International                            371       287         319        238
                                              -----     -----       -----      -----
         Total                                2,051     2,013       2,035      1,967

   Natural gas sales (000 MCFPD)
       United States                          3,120     2,677       3,092      2,735
       International                            388       315         337        255
                                              -----     -----       -----      -----
         Total                                3,508     2,992       3,429      2,990

   Natural gas liquids sales
   (including purchased LPGs) (000 BPD)
       United States                            241       194         218        190
       International                             81        52          73         51
                                              -----     -----       -----      -----
         Total                                  322       246         291        241

   Refinery input (000 BPD)
       United States                            707       652         673        658
       Other Western Hemisphere                  18        45          40         50
       Europe                                   303       335         285        330
       Other Eastern Hemisphere                 454       440         455        432
                                              -----     -----       -----      -----
         Total                                1,482     1,472       1,453      1,470

   Refined product sales (000 BPD)
       United States                            903       859         882        830
       Other Western Hemisphere                 322       307         312        291
       Europe                                   455       510         447        489
       Other Eastern Hemisphere                 734       764         711        724
                                              -----     -----       -----      -----
         Total                                2,414     2,440       2,352      2,334
